                             PARTICIPATION AGREEMENT


     This PARTICIPATION AGREEMENT (this "AGREEMENT") is made as of ________ _____, 1996, by and among __________, a __________ corporation (the "COMPANY")
and __________ (the "PARTICIPANT"). Capitalized terms used but not otherwise defined herein are defined in Section 6 hereof.

     Pursuant to the terms of the Stock Option Plan for Directors and Executive and Key Employees of __________ (the "Option Plan") and that certain Non-Qualified Stock Option Agreement dated _________, 1996 by and between the Company and the Participant, the Company has granted the Participant an Option
to purchase shares of Common Stock.   This Agreement is one of several
agreements ("Other Participation Agreements") which have been, or which in the future will be, entered into between the Company and other individuals who are or will be employees or directors of the Company or a Parent Corporation or one of its Subsidiaries. The Company has granted to the Participant an option or options (the "Options") to purchase _______ shares of Common Stock at an exercise price of $______ per share. The term "Participant Stock" as used in this Agreement shall include all shares of Common Stock of the Company issued to the Participant by the Company upon exercise of the Options and of any other stock options held by the Participant and any other Common Stock otherwise acquired by the Participant at any time when this Agreement is in effect. The term "Options" as used in this Agreement shall include all Options granted to the Participant pursuant to this Agreement and any other stock options to purchase Common Stock granted to the Participant by the Company and held by the Participant at any time when this Agreement is in effect.

     NOW THEREFORE, in consideration of the granting of the Options and the promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following terms:

     1.   RESTRICTIONS ON TRANSFER OF PARTICIPANT STOCK.

     (a) TRANSFER OF PARTICIPANT STOCK. Subject to Section 1(e), the Participant shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily, involuntarily or by operation of law) any interest in any shares of Participant Stock (a "TRANSFER"), except with the approval of the Company and Holdings and pursuant to the provisions of this Section 1; provided that in no event shall any Transfer of Common Stock pursuant to this Section 1 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time. Prior to making any Transfer, the Participant will give written notice (the "SALE NOTICE") to the Company and Holdings. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee or transferees, the number of shares to be transferred and the terms and conditions of the proposed transfer. The Participant will not consummate any Transfer until 90 days after the Sale Notice has been given to the Company and Holdings, unless the parties to the

Transfer have been finally determined pursuant to this Section 1 prior to the expiration of such 90-day period. The date of the first to occur of such events is referred to herein as the "AUTHORIZATION DATE."

     (b) FIRST REFUSAL RIGHTS. The Company may elect to purchase all (but not less than all) of the shares of Participant Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Participant and Holdings within sixty
(60) days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Common Stock to be transferred, Holdings may elect to purchase all (but not less than all) of the Participant Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to the Participant within ninety (90) days after the Sale Notice has been given to Holdings. If neither the Company nor Holdings elects to purchase all of the shares of Participant Stock specified in the Sale Notice, the Participant may transfer the shares of Participant Stock specified in the Sale Notice, subject to the provisions of
Section 1(d) below, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any shares of Participant Stock not transferred within such 60-day period will be subject to the provisions of this Section 1(b) upon subsequent transfer. The Company may pay the purchase price for such shares by offsetting amounts outstanding under any debts owed by the Participant to the Company.

     (c)  CERTAIN PERMITTED TRANSFERS.  The restrictions contained in this
Section 1 will not apply with respect to transfers of shares of Participant Stock pursuant to applicable laws of descent and distribution or among any Participant Family Group; provided that such restrictions will continue to be applicable to Participant Stock after any such transfer and the transferees of such Participant Stock will have agreed in writing to be bound by the provisions of this Agreement.

     (d) TERMINATION OF RESTRICTIONS. The restrictions on the Transfer of shares of Participant Stock set forth in this Section 1 will continue with respect to each share of Participant Stock until the date on which such Participant Stock has been transferred in a transaction permitted by this
Section 1 (except in a transaction contemplated by Section 1(c)); provided that in any event, subject to Section 1(e), such restrictions will terminate on the first to occur of a Sale of the Company or a Qualified Public Offering.

     (e) PLEDGE TO LENDER. Notwithstanding anything to the contrary contained herein, the Participant hereby pledges to the First National Bank of Chicago (the "Bank"), as lender pursuant to that certain Credit Agreement dated as of March 15, 1996, as amended, restated or modified from time to time (the "Credit Agreement") among Holdings, the Bank, and the other institutions set forth therein, and grants to the Bank a continuing first priority and perfected security interest in, the Participant Stock, as security for the obligations of Holdings to the Bank under and pursuant to the terms of the Credit Agreement. The Participant agrees to execute and deliver, or cause to be executed and delivered, all powers, proxies, assignments, instruments and documents and take all further action, that is reasonably necessary, at Holdings's or the Bank's request, in order to perfect any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies under the Credit Agreement with respect to the Participant Stock.

     2. LEGEND. Each certificate evidencing Participant Stock and each certificate issued in exchange for or upon transfer of any Participant Stock (if such shares remain Participant Stock as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The securities represented by this certificate are subject to a Participation Agreement, dated as of __________, 1996 among the issuer of such securities (the "COMPANY") and certain of the Company's stockholders. A copy of such Participation Agreement will be furnished without charge by the Company to the holder hereof upon written request."

     3.   SALE OF THE COMPANY.

     (a) If the Board and the holders of a majority of the shares of Common Stock then outstanding approve a Sale of the Company (an "APPROVED SALE"), the Participant shall vote for and consent to such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, the Participant shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation, (ii) a sale of stock, the Participant shall agree to sell all of his shares and rights to acquire shares on the terms and conditions approved by the Board and the holders of a majority of the shares then outstanding, or (iii) a sale of assets, the Participant shall vote in favor of and consent to the sale and any subsequent liquidation of the Company. The Participant shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

     (b) The obligations of the Participant with respect to the Approved Sale of the Company are subject to satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, the Participant shall receive the same form of consideration and the same amount of consideration as set forth in paragraph (c) below; (ii) if any holders of a class of stock are given an option as to the form and amount of consideration to be received, each holder of such class of stock shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of stock received by holders of such class of stock in connection with the Approved Sale less the exercise price per share of such class of stock of such rights to acquire such class of stock by (2) the number of shares of such class of stock represented by such rights.

     (c) In the event of a sale or exchange by the stockholders of the Company of all or substantially all of the Common Stock (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), the Participant shall receive in exchange for the shares of Common Stock held by such Participant the same portion of the aggregate consideration from such sale or exchange that such Participant would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such sale or exchange. Each holder of Participant Stock shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the Company.

     4.   CONVERSION INTO AMC CLASS B COMMON.

     (a) All (but not less than all) of the Participant Stock shall be converted into Class B Common ("CONVERSION STOCK") at any time at the option of the Company. The number of shares of Conversion Stock into which the Participant Stock shall be converted hereunder shall be equal to that number of shares which represents the percentage of the total number of Class A Common and Class B Common then outstanding obtained by multiplying (i) the quotient obtained by dividing (a) the number of shares of Participant Stock by (b) the total number of shares of Common Stock outstanding on a fully-diluted basis, times (ii) the quotient obtained by dividing (x) the Company's earnings before interest, taxes, amortization and overhead charges (which overhead charges are attributable to Holdings, Regional or AMC) for the twelve completed months prior to the conversion ("TRAILING EBITACO") (as determined by the Board in good faith) by (y) the Trailing EBITACO of AMC on a consolidated basis (as determined by the board of directors of AMC in good faith).

          FOR EXAMPLE, assume that at the time of conversion, AMC has 1,000 shares of Class A Common outstanding and 100 shares of Class B Common outstanding. Further assume that there are 200 shares of Participant Stock outstanding, and that the Company has a total of 10,000 shares outstanding. Finally, assume that the Company's Trailing EBITACO is $20 million, and that AMC's consolidated EBITACO is $100 millon.

          The calculations are as follows:

               200 x     20 million   = .004 = .4%
               ---       ----------
               10,000    100 million

          The Participant Stock would be converted into 4.42 newly issued shares of Conversion Stock, representing .4% of the total of 1,000 shares of Class A Common and 104.42 shares of Class B Common outstanding.

     (b) All (but not less than all) of the Options (to the extent then unexercised) shall be converted into options to purchase Class B Common ("CONVERSION STOCK") at any time at the option of the Company. The number of shares of Conversion Stock which shall be subject to the Options shall be determined as provided in subsection (a) above and shall be made without change in the total price applicable to the unexercised portion of the Options (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. All terms applicable to such options to purchase Conversion Stock, including price, number of shares, and period of exercisability, shall be determined by the Committee under the Option Plan in its discretion in accordance with this Section 4, and shall be binding on the Participant, the Company, and all interested persons.

     (c) Upon the conversion of Participant Stock and/or the Options as described in this Section 4, and as a condition precedent to such conversion, the Participant shall be obligated to become a party to the Stockholders Agreement by and among AMC, Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership ("GTCR"), and Timothy L. Burfield, made as of December 3, 1993, as amended at the time of any such conversion to preserve the restrictions and requirements on transfer of Conversion Stock which were previously applicable to Participant Stock under this Agreement (the "AMC STOCKHOLDERS AGREEMENT").

     (d) The Company shall deliver written notice to the Participant and to AMC and Holdings of its election to convert the Participant Stock and/or Options pursuant hereto not less than five (5) business days prior to the effectiveness of such conversion, whereupon the Company and the holders of Participant Stock and/or Options shall be obligated to effect such conversion on the date requested for effectiveness; provided that the Company may condition such effectiveness on the occurrence of a particular event, and if such event has not occurred by the date specified for effectiveness, such conversion shall not take place and the election therefor shall be deemed withdrawn and of no further force or effect.

     (e) Following the occurrence of a Qualified Public Offering, AMC shall use reasonable efforts to prepare and file with the Securities and Exchange Commission on or before the last to occur of (i) the date falling 190 days after the date of the Qualified Public Offering, or (ii) August 31, 1998, a registration statement on an appropriate form, pursuant to which AMC will register under the Securities Act the Conversion Stock issued or issuable under the Option Plan or such common equity securities of AMC as the Conversion Stock shall have been converted into.

     5.   DEFINITIONS.

     "AMC" means American Medserve Corporation, a Delaware corporation.

     "CLASS A COMMON" means AMC's Class A Common Stock, par value $.01 per share.

     "CLASS B COMMON" means AMC's Class B Common Stock, par value $.01 per share.

     "COMMON STOCK" means the Company's Common Stock, par value $.01 per share.

     "HOLDINGS" means AMC Regional Holdings, Inc., a Delaware corporation.

     "PARTICIPANT STOCK" means (i) any Common Stock purchased or otherwise acquired by the Participant, (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause
(i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Participant Stock, such shares will cease to be Participant Stock when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "QUALIFIED PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of AMC's common equity securities having an aggregate value of at least $30 million.

     "SALE OF THE COMPANY" means any transaction or series of transactions pursuant to which any person or entity acquires (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SUBSIDIARY" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

     "PARTICIPANT FAMILY GROUP" means the descendants of a Participant (whether natural or adopted) and any trust solely for the benefit of such Participant and/or his or her descendants.


     6.   MISCELLANEOUS.

     (a) TRANSFERS: TRANSFERS IN VIOLATION OF AGREEMENT. Prior to transferring any Participant Stock to any Person, the transferring stockholder shall cause the prospective transferee to execute and deliver to the Company a counterpart of this Agreement. Any transfer or attempted transfer of any Participant Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Participant Stock as the owner of such shares for any purpose.

     (b) AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company unless such modification, amendment or waiver is approved in writing by the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     (c) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (d) ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (e) SUCCESSORS AND AGREEMENT. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Participant and any subsequent holders of Participant Stock and the respective successors and assigns of each of them, so long as they hold Participant Stock.

     (f) COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     (g) REMEDIES. The Company shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     (h) GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (i) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (j) RIGHT OF OFFSET. The Company shall have a right to set off amounts, if any, required to be paid to the Participant pursuant to the terms of this Agreement against any debts owed by such the Participant to the Company.

     7. AMC AND HOLDINGS AS THIRD-PARTY BENEFICIARIES. AMC and Holdings shall be deemed to be intended third-party beneficiaries hereof. Accordingly, each of AMC and holdings shall be entitled to enforce the provisions hereof, including without limitation, the provisions of Section 6 hereof, as though an original party hereto.

     8.   IRREVOCABLE PROXY: CONFLICTING AGREEMENT.

     (a) In order to secure the Participant's obligation to vote the Participant Stock and other voting securities of the Company in accordance with the provisions of this Agreement, the Participant hereby appoints Timothy L. Burfield as his or her true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his or her voting securities of the Company in all matters expressly provided for in this Agreement. Timothy L. Burfield may exercise the irrevocable proxy granted to him hereunder at any time a Participant fails to comply with the provisions of this Agreement. The proxies and powers granted by the Participant pursuant to this Section 8 are coupled with an interest and are given to secure the performance of the Participant's obligations to Holdings under this Agreement. Such proxies and powers survive the bankruptcy, insolvency, death, incompetency and disability of the Participant and the holders of Participant Stock and are irrevocable until the first to occur of (i) the tenth anniversary of the date hereof (unless extended by the parties hereto in accordance with applicable law) or (ii) a Qualified Public Offering.

     (b) Each Stockholder represents that he or she has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Participant Stock shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.


                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Participation Agreement on the day and year first above written.


                              --------------------------
                              a            corporation
                                ----------

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------


                              --------------------------------------------------
                              -----------------

                              --------------------------------------------------
                              -------------------------------------------------
                              Address



                              Participant's
                              Taxpayer Identification Number:

                              --------------------------------------------------


                                       S-1